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                                  EXHIBIT 21.1

                          Subsidiaries of the Company
                          ---------------------------


Name                                                    Place of Incorporation
----                                                    ----------------------

Parametric Holdings Inc.                                Delaware
Parametric International, Inc.                          Delaware
Parametric Securities Corporation                       Massachusetts
PTC International, Inc.                                 Massachusetts
PTC Acquisition Corporation                             Massachusetts
Parametric Technology Australia Pty Limited             Australia
Parametric Technology Gesellschaft m.b.H.               Austria
Parametric Foreign Sales Corporation                    Barbados
Parametric Technology (Belgium) b.v.b.a.                Belgium
Parametric Technology Brasil Ltda.                      Brazil
Parametric Technology (Canada) Ltd.                     Canada
Parametric Technology (C.R.) s.r.o.                     Czech Republic
Parametric Technology (Denmark) A/S                     Denmark
Parametric Technology (Finland) Oy                      Finland
Parametric Technology S.A.                              France
Parametric Technology GmbH                              Germany
Parametric Technology (Hong Kong) Limited               Hong Kong
Parametric Technology (Hong Kong) Limited-
   Beijing Representative Office                        Hong Kong
Parametric Technology (Hong Kong) Limited-
   Bombay Liaison Office                                Hong Kong
Parametric Technology (Hong Kong) Limited-
   Shanghai Representative Office                       Hong Kong
Parametric Technology (India) Private Limited           India
Parametric Technology (Republic of Ireland) Limited     Ireland
Parametric Technology Israel Ltd.                       Israel
Parametric Technology Italia S.r.l.                     Italy
Nihon Parametric Technology K.K.                        Japan
Parametric Korea Co., Ltd.                              Korea
Parametric Technology Europe B.V.                       The Netherlands
Parametric Technology Nederland B.V.                    The Netherlands
Parametric Technology (Norway) AS                       Norway
Parametric Technology Singapore Pte Ltd                 Singapore
Parametric Technology Singapore Pte Ltd -
   Malaysian Rep. Office                                Singapore
Parametric Technology Espana, S.A.                      Spain
PTC Sweden AB                                           Sweden
Parametric Technology (Schweiz) AG                      Switzerland
Parametric Technology Taiwan Ltd.                       Taiwan
Parametric Technology (UK) Limited                      United Kingdom